Exhibit 11

                         AUTOINFO, INC. AND SUBSIDIARIES

                        Calculation of Earnings Per Share

                                                       Year ended          Seven Months         Year Ended
                                                      December 31,       Ended December 31,      May 31,
                                                          1996                1995                1995
                                                      ------------         -----------         -----------
Primary and fully diluted earnings (loss):
 Income (loss) from continuing operations             $(19,099,501)        $   560,672         $(2,078,126)
 Income (loss) from discontinued operations                   --               (28,163)          1,518,659
 Gain on sale of discontinued operations                      --               296,839           8,885,688
                                                      ------------         -----------         -----------
 Earnings (loss) from operations applicable to
   common stock                                       $(19,099,501)        $   829,348         $ 8,326,221
                                                      ------------         -----------         -----------

Shares:
  Weighted average number of common
     shares outstanding                                  7,920,515           7,765,261           7,307,657
   Added shares issuable from assumed
     exercise of options                                      --                 5,656             102,891
                                                      ------------         -----------         -----------
   Weighted average number of common
     shares as adjusted                                  7,920,515           7,770,917           7,410,548
                                                      ------------         -----------         -----------

Primary and fully diluted earnings (loss):
   From continuing operations                         $      (2.41)        $       .07         $      (.28)

   From discontinued operations                               --                  --                   .21
   From gain on sale of discontinued
     operations                                               --                   .04                1.19
                                                      ------------         -----------         -----------

Earnings (loss) per common share                      $      (2.41)        $       .11         $      1.12
                                                      ============         ===========         ===========